Exhibit 5.1/23.1

WILLIAMS SECURITIES LAW FIRM, P.A.
2503 West Gardner Court
Tampa, FL  33611
Phone:  813.831.9348

January 21, 2015

Indoor Harvest Corp.
5300A East Freeway
Houston TX 77020

Re:          Indoor Harvest Corp. 2015 Stock Incentive Plan

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") of Indoor Harvest Corp. (the "Company") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act"), of an aggregate of 980,000 shares (the "Shares") of the Company's common stock, $0.001 par value (the "Common Stock"), which will be issuable under the Company's 2015 Stock Incentive Plan (the "Plan").

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for rendering the opinion set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares under the Plan, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plan, will be legally issued, fully paid and non-assessable shares of Common Stock.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.  We also hereby consent to being named as in the "Interests of Named Experts and Counsel" section of the Registration Statement.

Very truly yours,

Williams Securities Law Firm, P.A.

/s/ Michael T. Williams, Esq.

By: Michael T. Williams, Esquire, President
                                                   For the Firm